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                                                                    EXHIBIT 10.8

                                                                [Execution Copy]

                                    GUARANTY


        This Guaranty dated as of July 31, 2002 ("Guaranty") is by Williams Gas Pipeline Company, L.L.C. ("Guarantor"), in favor of the Financial Institutions (as defined below). Capitalized terms used in this Guaranty but not defined herein shall have the meanings set forth for such terms in the Credit Agreement dated as of July 31, 2002 (the "New Credit Agreement"), among The Williams Companies, Inc., a Delaware corporation (the "Company"), and the banks named therein.

                                  INTRODUCTION

    A. The Company and/or its Subsidiaries (i) have entered into certain financing transactions with and (ii) prior to the date hereof, have caused certain other existing letters of credit to be issued by, certain agents, lenders and financial institutions (such agents, lenders and financial institutions collectively, the "Financial Institutions"). Such financing transactions, including those entered into in connection with the New Credit Agreement, and the existing letters of credit are documented by certain credit, security, and letter of credit documents, all as more fully set forth on
Schedule I attached hereto (collectively, as the same may be amended and modified from time to time, the "Credit Documents"). "Borrowers" as used herein shall mean the borrowers under any one or more of the Credit Documents.

    B. It is a condition to certain transactions under the Credit Documents, that the Guarantor shall have executed and delivered this Guaranty.

    C. The Company is the principal financing entity for all capital requirements of some of its Subsidiaries, and from time to time the Company has made capital contributions and advances to the Guarantor. The Guarantor is a wholly owned Subsidiary of the Company and will derive substantial direct or indirect benefit from the transactions contemplated by the Credit Documents.

Therefore, in order to induce the Financial Institutions to enter into and/or continue certain financing transactions and letters of credit described in the Credit Documents, the Guarantor hereby agrees for the ratable benefit of the Financial Institutions as follows:


Section 1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the obligations and indebtedness of the Company and the other Borrowers under the Credit Documents (such obligations being referred to herein as the "Guaranteed Obligations"); provided that Guaranteed Obligations shall not include any increases which occur after the date hereof in the principal amount of the obligations under the Credit Documents (other than increases in the



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principal amount of such obligations that are provided for as of the date of the execution of this Agreement but not yet funded) and/or the commitments to advance funds or letters of credit thereunder. Without limiting the generality of the foregoing, Guarantor's liability shall extend to all amounts which constitute part of the Guaranteed Obligations even if such Guaranteed
Obligations are declared unenforceable or not allowable in a bankruptcy, reorganization, or similar proceeding involving any Borrowers, or any guarantor of any portion of the foregoing Guaranteed Obligations (collectively such guarantors together with the Guarantor and the Borrowers are referred to herein as the "Obligors"). This Guaranty is a guarantee of payment, not of collection, and Guarantor is primarily liable for the payment of the Guaranteed Obligations.

Section 2. Limit of Liability. The liabilities and obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Section 3. Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the Credit Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Financial Institution with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations in each and every particular, and a separate action or actions may be brought and prosecuted against any other Obligor, or any other Person regardless of whether any other Obligor or any other Person is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

        (a) The lack of validity or unenforceability of the Guaranteed Obligations or any Credit Document (other than this Guaranty against the Guarantor) for any reason whatsoever, including that the act of creating the Guaranteed Obligations is ultra vires, that the officers or representatives executing the documents creating the Guaranteed Obligations exceeded their authority, that the Guaranteed Obligations violate usury or other laws, or that any Obligor has defenses to the payment of the Guaranteed Obligations, including breach of warranty, statute of frauds, bankruptcy, statute of limitations, lender liability, or accord and satisfaction;

        (b) Any change in the time, manner, or place of payment of, or in any term of, any of the Guaranteed Obligations, any increase, reduction, extension, or rearrangement of the Guaranteed Obligations, any amendment, supplement, or other modification of the Credit Documents, or any waiver or consent granted under the Credit Documents, including waivers of the payment and performance of the Guaranteed Obligations;

        (c) Any release, exchange, subordination, waste, or other impairment (including negligent impairment) of any collateral securing payment of the Guaranteed Obligations; the failure of any Financial Institution or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale, or other handling of the collateral; the fact that any security interest, lien, or assignment related to any collateral for the Guaranteed Obligations



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shall not be properly perfected, or shall prove to be unenforceable or subordinate to any other security interest, lien, or assignment;

        (d) Any full or partial release of any Obligor (other than the full or partial release of the Guarantor);

        (e) The failure to apply or the manner of applying collateral or payments of the proceeds of collateral against the Guaranteed Obligations;

        (f) Any change in the organization or structure of any Obligor; any change in the shareholders, directors, or officers of any Obligor; or the insolvency, bankruptcy, liquidation, or dissolution of any Obligor or any defense that may arise in connection with or as a result of any such insolvency, bankruptcy, liquidator or dissolution;

        (g) The failure to give notice of any extension of credit made by any Financial Institution to any Obligor, notice of acceptance of this Guaranty, notice of any amendment, supplement, or other modification of any Credit Document, notice of the execution of any document or agreement creating new Guaranteed Obligations, notice of any default or event of default, however denominated, under the Credit Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of suit, notice of any Financial Institution's transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding any Obligor, or any other notice of any kind relating to the Guaranteed Obligations;

        (h) Any payment or grant of collateral by any Obligor to any Financial Institution being held to constitute a preference under bankruptcy laws, or for any reason any Financial Institution is required to refund such payment or release such collateral;

        (i) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof;

        (j) The fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including, without limitation, by way of discharge, limitation or tolling thereof under applicable bankruptcy laws; and

        (k) Any other circumstances which might otherwise constitute a defense available to, or a discharge of any Obligor (other than the discharge of the Guarantor).

Section 4. Financial Institutions' Rights and Certain Waivers.


        4.01. Notice and Other Remedies. Guarantor hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate, and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that



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any Financial Institution protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against any Obligor or any other Person or any collateral.

        4.02. Waiver of Subrogation and Contribution. (a) Until such time as the Guaranteed Obligations are irrevocably paid in full, Guarantor hereby irrevocably waives any claim or other rights which it may acquire against any Obligor that arise from the Guarantor's Guaranteed Obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. Section 509), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of any Financial Institution against any Obligor, or any collateral which any Financial Institution now has or acquires. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Financial Institutions, and shall promptly be paid to the Financial Institutions to be applied to the Guaranteed Obligations, whether matured or unmatured. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Documents and that the waiver set forth in this
Section 4.02(a) is knowingly made in contemplation of such benefits.

        (b) Guarantor agrees that, to the extent that any Borrower makes payments to any Financial Institution, or any Financial Institution receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. GUARANTOR SHALL INDEMNIFY EACH FINANCIAL INSTITUTION AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL ACTUAL LOSSES, LIABILITIES, GUARANTEED OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, GUARANTEED OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM (I) ANY ACTUAL OR PROPOSED USE BY ANY BORROWER, OR ANY AFFILIATE OF ANY BORROWER OF THE PROCEEDS OF ANY ADVANCE, (II) ANY BREACH BY GUARANTOR OF ANY PROVISION OF THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT, (III) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, OR (IV) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENT OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES, OR THE OPERATIONS OR BUSINESS, OF ANY OBLIGOR, AND GUARANTOR SHALL REIMBURSE EACH FINANCIAL INSTITUTION, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES, UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, GUARANTEED OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF



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THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES,
LIABILITIES, GUARANTEED OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

         4.03. Modifications and Amendment to the Credit Documents. As provided in Section 1 above, certain increases in the principal indebtedness outstanding under the Credit Documents shall not constitute Guaranteed Obligations. Except as to the foregoing, the parties to the Credit Documents shall have the right to amend or modify such Credit Agreements without affecting the rights provided for in this Guaranty.

Section 5. Representations and Warranties. Guarantor hereby represents and warrants as follows:

        (a) Business Existence. Guarantor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a material adverse effect.

        (b) Power. The execution, delivery, and performance by Guarantor of this Guaranty and the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within Guarantor's powers, (b) have been duly authorized by all necessary action, (c) do not contravene (i) Guarantor's organizational and constitutional documents or
(ii) any law or any contractual restriction binding on or affecting Guarantor or its property, and (d) will not result in or require the creation or imposition of any Lien prohibited by the Credit Documents.

        (c) Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Guarantor of this Guaranty or the other Credit Documents to which Guarantor is a party or the consummation of the transactions contemplated thereby.

        (d) Enforceable Obligations. This Guaranty and the other Credit Documents to which Guarantor is a party have been duly executed and delivered by Guarantor. Each Credit Document to which Guarantor is a party is the legal, valid, and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally.

        (e) Solvency. After giving effect to this Guaranty, Guarantor, individually and together with its Subsidiaries, is Solvent.

Section 6. Covenants.



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        (a) Guarantor will comply with all provisions of the Credit Documents that are applicable to Guarantor including the provisions of Article V of the New Credit Agreement.

        (b) In the event that a Financial Institution wishes to enforce the guarantee contained in Section 1 hereof against Guarantor, it shall make written demand for payment from Guarantor, provided that no such demand shall be required if Guarantor is in bankruptcy, liquidation, or other insolvency proceedings, and provided that failure by a Financial Institution to make such demand shall not affect Guarantor's obligations under this Guaranty.

        (c) All indebtedness of Guarantor to another Obligor or any Borrower or any Subsidiary of a Borrower shall be subordinated to all indebtedness of Guarantor to any Financial Institution under any of the Credit Documents (the "Senior Indebtedness"), as follows:

            (i) In the event of any insolvency or bankruptcy proceedings, or any receivership liquidation, reorganization, or other similar proceedings in connection therewith, relative to Guarantor, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of Guarantor, whether or not involving insolvency or bankruptcy, then the holders of the Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before any Obligor or any Subsidiary of a Borrower shall receive any payment on account of principal or interest due such Person from Guarantor;

            (ii) After the occurrence and during the continuance of any default or event of default, however denominated, under any Credit Document (an "Event of Default"), Guarantor shall not exercise or attempt to exercise any right of offset or counterclaim in respect of any of its obligations to any other Obligor or any Subsidiary of a Borrower if the effect thereof shall be to reduce the amount of any payment to which the holders of Senior Indebtedness would be entitled in the absence of such offset or counterclaim; and if and to the extent that, notwithstanding the foregoing, Guarantor is required by any mandatory provisions of law to exercise any such right of offset or counterclaim, each reduction of the amount owing on the account of the principal of or premium (if any) or interest owed to any Obligor or any Subsidiary of a Borrower by reason of such offset or counterclaim shall be deemed to be a payment by Guarantor in a like amount in respect of such amounts which clause (iv) below shall apply;

            (iii) Following the occurrence and during the continuance of any Event of Default, (A) payment of the principal or interest upon any indebtedness owed to any Obligor or any Subsidiary of a Borrower shall not be made thereunder until payment in full of all Senior Indebtedness has been made and (B) the holders of the Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness prior to the entitlement of any Obligor or any Subsidiary of a Borrower to receive any payment of the principal or interest (except for payments which have been made prior to the occurrence of such event of default);



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            (iv) If, notwithstanding the provisions of the foregoing
        subparagraphs (i) through (iii), any payment or distribution on any indebtedness shall be received by Guarantor or any Obligor or any Subsidiary of a Borrower while an Event of Default exists and before the holders of the Senior Indebtedness shall have received payment in full on all Senior Indebtedness, such payment or distribution shall be (and shall be deemed to be) held in trust for the benefit of, and shall be paid over or delivered or transferred to, the holders of the Senior Indebtedness for application to the payment of all Senior Indebtedness held by such holder to the extent necessary to satisfy such Senior Indebtedness; and

            (v) No present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of any Obligor or any Subsidiary of a Borrower by any act or failure to act on the part of Guarantor whether or not such act or failure shall give rise to any right of rescission or other claim or cause of action on the part of Guarantor or any Borrower or any Subsidiary of a Borrower. The provisions of the foregoing paragraphs with respect to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and any Obligor or any Subsidiary of a Borrower on the other hand, and none of such provisions shall impair, as between Guarantor and any Obligor or any Subsidiary of a Borrower, the obligation of Guarantor, which is unconditional and absolute, to pay to any Obligor or any Subsidiary of a Borrower the principal and interest of any indebtedness in accordance with its terms, nor shall anything in such provisions prevent any other Obligor or any Subsidiary of a Borrower from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of holders of Senior Indebtedness under such provisions.

        (d) The Guarantor will not create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt, trade payable or other obligation or liability of any Person; provided, however, that notwithstanding the foregoing (i) Guarantor may create, incur, assume or suffer to exist Permitted Liens except that Guarantor may not create Liens permitted pursuant to paragraph (y) of Schedule III to the New Credit Agreement and (ii) its Subsidiaries may create, incur, assume or suffer to exist Permitted Liens.

        (e) The Guarantor will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except that Guarantor and its Subsidiaries may create, incur, assume and suffer to exist Debt to the extent permitted by the Credit Documents.

        (f) The Guarantor will not create, incur, assume or suffer to exist any obligation or liability other than this Guaranty and other obligations not exceeding $100,000 in the aggregate.



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        (g) The Guarantor will at times maintain a Consolidated Tangible Net
Worth greater than $3,250,000,000.00.

        (h) The Guarantor will not sell, issue or otherwise dispose of, or create, assume, incur of suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any Equity Interests or any direct or indirect interest in any Equity Interests in any Important Subsidiary, as used herein "Important Subsidiary" means (i) any Subsidiary of the Guarantor with assets having a book value of $1,000,000,000 or more, (ii) any Subsidiary of the Guarantor that itself (on an unconsolidated, stand alone basis) owns in excess of 5% of the book value of the Consolidated Assets of the Guarantor and its Consolidated Subsidiaries, and (iii) each of TGPL, TGT, and NWP. "TGPL", "TGT", and "NWP" are used herein as defined in the Multiyear Williams Credit Agreement.

        (i) The Guarantor will not make or permit to remain outstanding, or allow any of its Subsidiaries to make or permit to remain outstanding, any loan or advance to, or own, purchase or acquire any obligations or debt or equity securities of, any Subsidiary of the Company, except that the Guarantor may make and permit to remain outstanding loans and advances to, and own, purchase and acquire obligations and securities of any of its Subsidiaries so long as the proceeds thereof are used only by such Subsidiary in the ordinary course of its business consistent with past practices.

        (j) Guarantor shall timely comply with the same reporting requirements imposed on the Borrower pursuant to Section 5.1(b) of the New Credit Agreement. Further, not more than 60 days (or 105 days in the case of the last fiscal quarter of a fiscal year of the Guarantor) after the end of each fiscal quarter of the Guarantor, the Guarantor shall deliver a certificate of an authorized financial officer of the Guarantor stating that Guarantor is in compliance with the terms of Section 6(g) above. All of the foregoing information shall be delivered to each of the Financial Institutions.

Section 7. [Intentionally Deleted].

Section 8. Miscellaneous.


        8.01. Amendments, Etc. Any amendment or waiver to this Guaranty shall be effective only if approved by Financial Institutions holding at least 51% of the principal amount of the Guaranteed Obligations at the time thereof and only in the specific instance and for the specific purpose for which given. Provided, however, that any amendment or waiver releasing any Guarantor from any liability hereunder shall require the unanimous consent of all Financial Institutions and be effective only in the specific instance and for the specific purpose for which given.

        8.02. Addresses for Notices. All notices and other communications to Guarantor shall be delivered to the address set forth beneath its signature on the signature page hereto, or to such other address as shall be designated by the Guarantor by written notice to all of the Financial Institutions. All notices and other communications provided for under this Guaranty shall be in writing (including telecopy communication), shall be mailed, telecopied, or delivered, and shall, when mailed or telecopied, be effective when received in the mail or sent by telecopier.

        8.03. No Waiver; Remedies. No failure on the part of any Financial Institution to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise



                                      -8-
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thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        8.04. Right of Set-Off. Upon the occurrence and during the continuance of any default or event of default however described under a Credit Document, each Financial Institution party to such Credit Document is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Financial Institution to the accounts of the Guarantor against any and all of the obligations of the Guarantor under this Guaranty, irrespective of whether or not such Financial Institution shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each Financial Institution agrees promptly to notify the Guarantor after any such set-off and application made by such Financial Institution provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Financial Institutions under this Section 8.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Financial Institutions may have.

        8.05. Continuing Guaranty; Assignments under Credit Documents. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) be binding upon Guarantor and its respective successors and assigns, (c) inure to the benefit of, and be enforceable by, each of the Financial Institutions and their respective successors, transferees and assigns, and (d) not be terminated by Guarantor or any other Person. Without limiting the generality of the foregoing clause (c), any Financial Institution may assign or otherwise transfer all or any portion of its rights and Guaranteed Obligations and the assignee shall thereupon become vested with all the benefits in respect thereof granted to such Financial Institution herein or otherwise. Upon the indefeasible payment in full and termination of the Guaranteed Obligations, each guaranty granted hereby shall terminate and all rights hereunder shall revert to the Guarantor to the extent such rights have not been applied pursuant to the terms hereof. Upon any such termination, each Financial Institution will, at Guarantor's expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination. This Guaranty is not assignable by Guarantor without the written consent of each Financial Institution.

        8.06 Incorporated Definitions. All defined terms that are incorporated from other agreements into this Guaranty by reference shall have the meanings assigned to such terms as of the date hereof but shall not be modified by any subsequent amendment or modification that takes place after the date hereof unless consented to by the parties hereto.

        8.07. Governing Law; Submission to Jurisdiction; Suits and Claims.



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

        (a) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, except to the extent provided in Section 8.07(b) hereof and to the extent that the federal laws of the United States of America may otherwise apply.

        (b) Notwithstanding anything in Section 8.07(a) hereof to the contrary, nothing in this Guaranty shall be deemed to constitute a waiver of any rights which any of the Financial Institutions may have under the National Bank Act or other federal law, including without limitation the right to charge interest at the rate permitted by the laws of the State where the applicable Financial Institution is located.

        (c) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE FINANCIAL INSTITUTIONS OR GUARANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS SET FORTH BENEATH ITS SIGNATURE ON THE SIGNATURE PAGE HERETO. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE CREDIT DOCUMENTS.

        (d) GUARANTOR AND THE FINANCIAL INSTITUTIONS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        (e) The provisions set forth in this Guaranty shall only be enforceable by the Financial Institutions and their respective successors and assigns, and no other Person shall have the right to bring any claim or cause of action based on this Guaranty.

         Guarantor has caused this Guaranty to be duly executed as of the date first above written.

                                        WILLIAMS GAS PIPELINE COMPANY, L.L.C.


                                        By:   /s/ James G. Ivey
                                             -----------------------------------
                                        Name:   James G. Ivey
                                               ---------------------------------
                                        Title:  Assistant Treasurer
                                                --------------------------------
                                                Address for Notices:
                                                One Williams Center
                                                Attn: Treasurer
                                                Tulsa, OK 74172

                                   SCHEDULE I
                                CREDIT DOCUMENTS


NEW CREDIT FACILITY:

Credit Agreement dated as of July 31, 2002 executed by The Williams Companies, Inc., as borrower, Citicorp USA, Inc., as agent and collateral agent, Bank of America N.A. as syndication agent, Citibank, N.A. and Bank of America N.A. as issuing bank, Salomon Smith Barney Inc., as arranger, and the banks named therein.

All documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection with the foregoing.



PROGENY AGREEMENTS

$200,000,000 Parent Support Agreement dated as of December 23, 1998, made by The Williams Companies, Inc. in favor of Castle Associates L. P. and Colchester LLC and the other Indemnified Persons listed therein, as amended.

Amended and Restated Guarantee dated as of July 25, 2000, issued by The Williams Companies, Inc. for the benefit of The Commonwealth Plan, Inc. and CBL Capital Corporation, as amended. WFS-Pipeline Company, as lessee and Commonwealth, as lessor entered into a Lease Agreement dated as of December 29, 1995. WFS-Offshore Gathering Company, as lessee, and CBL, as lessor, entered into a Lease Agreement dated December 29, 1995, as amended and restated.

$400,000,000 Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as Borrower, and Credit Lyonnais New York Branch, as Administrative Agent, and the Lenders named therein, as amended.

$192,570,931 aggregate Second Amended and Restated Participation Agreements (2 separate leases) dated as of January 28, 2002, among Williams Oil Gathering, L.L.C. and Williams Field Services - Gulf Coast Company, L.P., as Lessees, Williams Field Services Company, as Construction Agent, The Williams Companies, Inc., as Guarantor, First Security Bank, N.A. as Certificate Trustee, Wells Fargo Bank Nevada, N.A., as Collateral Agent, Bank of America, N.A., as Administrative Agent and Administrator, and financial institutions named therein as Certificate Holders, as amended.

$200,000,000 Term Loan Agreement dated as of January 29, 1999, among The Williams Companies, Inc., as Borrower, and The Fuji Bank, Limited, as Administrative Agent, and the Banks named therein, as amended.

$611,788,868 Joint Venture Sponsor Agreement dated as of December 28, 2000, among The Williams Companies, Inc., as Sponsor and Williams Field Services Company, in favor of Prairie Wolf Investors, Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other

Indemnified Persons listed therein, as amended.

Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority, The Williams Companies, Inc., Bank of Oklahoma, National Association, and Bank of America, N.A. (formerly Nationsbank of Texas, N.A.), relative to Tulsa Parking Authority First Mortgage Revenue Bonds, as amended.

$127,000,000 Master Agreement dated as of March 6, 2000, among The Williams Companies, Inc., as Guarantor, Williams TravelCenters, Inc., as Lessee, Atlantic Financial Group, Ltd., as Lessor, SunTrust Bank, as Agent, and the Lenders named therein, as amended.

$100,000,000 PPH Sponsor Agreement dated as of December 31, 2001, by The Williams Companies, Inc., as Sponsor, in favor of Piceance Production Holdings LLC, Plowshare Investors LLC, and other Indemnified Persons listed in the agreement, as amended.

All documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection with any of the foregoing.

LEGACY L/CS

See Attachment 1 attached hereto

All documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection with the letters of credit described on Attachment 1.

                                  ATTACHMENT 1

                          OUTSTANDING LETTERS OF CREDIT

WILLIAMS ENERGY MARKETING & TRADING EUROPE LIMITED
AS OF 7-31-02

-----------------------------------------------------------------------------------------------------------------------------
LETTER OF                          ACCOUNT
CREDIT #                            PARTY                              NOTE                   BENEFICIARY
---------                          -------                             ----                   -----------
KBC - CASH COLLATERALISED BY E. 1 MILLION CASH ON JULY 31ST
                Williams Energy Marketing & Trading Europe Limited               The Belgian State
                Williams Energy Marketing & Trading Europe Limited               The Belgian State


RBS - RCF
G259106         Williams Energy Marketing & Trading Europe Limited               RWE NET AG
G260899         Williams Energy Marketing & Trading Europe Limited               LPX LEIPZIG POWER EXCHANGE GMBH
G261340         Williams Energy Marketing & Trading Europe Limited               RESEAU DE TRANSPORT D'ELECTRICITE
G261666         Williams Energy Marketing & Trading Europe Limited               RESEAU DE TRANSPORT D'ELECTRICITE
G262939         Williams Energy Marketing & Trading Europe Limited               ELIA NV
G263006         Williams Energy Marketing & Trading Europe Limited               ELTRA
G263181         Williams Energy Marketing & Trading Europe Limited               TENNE T BV
G263374         Williams Energy Marketing & Trading Europe Limited               EDF SERVICE NATIONAL
G264373         Williams Energy Marketing & Trading Europe Limited               ELEXON CLEAR LIMITED
G264757         Williams Energy Marketing & Trading Europe Limited               SHELL INTERNATIONAL
G264860         Williams Energy Marketing & Trading Europe Limited               NATIONAL GRID COMPANY PLC
G265433         Williams Energy Marketing & Trading Europe Limited               ARTHUR ANDERSEN
G265560         Williams Energy Marketing & Trading Europe Limited               APCS Power Clearing and Settlement AG
G265977         Williams Energy Marketing & Trading Europe Limited               ENMO LTD
G266468         Williams Petroleos Espana SLU                                    Vitol Espana SA
G266531         Williams Energy Marketing & Trading Europe Limited               Texaco Limited
G266528         Williams Energy Marketing & Trading Europe Limited               Federal Tax Administration Dept for VAT
G266763         Williams Energy Marketing & Trading Europe Limited               Texaco Limited


RBS - BONDING LINE
G265142         Williams Petroleos Espana SLU                                    TERMINALES PORTUARIAS
G265147         Williams Petroleos Espana SLU                                    DECAL ESPANA S.A.
G265151         Williams Petroleos Espana SLU                                    EUROENERGO ESPANA S.L.
G266709         Williams Energy Marketing & Trading Europe Limited               Sibneft Oil Trade Company Ltd




                TOTAL LC'S OUTSTANDING EM&T EUROPE LIMITED



---------------------------------------------------------------------------------------------
LETTER OF                                                                           EXPIRY
CREDIT #              AMOUNT                  CONVERSION     DOLLARS      DATED      DATE
---------             ------                  ----------    ----------    -----    ----------
KBC - CASH COLLATERALISED BY E. MILLION CASH ON JULY 31ST
                       E.2,144,000                  1.02    $2,099,902             No Fxd Exp
                       E.4,037,000                  1.02    $3,953,967             No Fxd Exp


RBS - RCF
G259106                  E.400,000                  1.02      $391,773             No Fxd Exp
G260899                E.1,100,000                  1.02    $1,077,375             No Fxd Exp
G261340                  E.170,000                  1.02      $166,503             11/8/2002
G261666                  E.170,000                  1.02      $166,503             3/31/2003
G262939                  E.300,000                  1.02      $293,830             2/28/2003
G263006                kr2,000,000                  7.62      $262,330             3/31/2003
G263181                  E.250,000                  1.02      $244,858             No Fxd Exp
G263374                  E.550,000                  1.02      $538,688             7/21/2002
G264373                  L.100,000                  0.64      $155,743             3/25/2007
G264757                   $250,000                  1.00      $250,000             10/15/2002
G264860                   L.20,000                  0.64       $31,149             1/31/2003
G265433                   E.39,580                  1.02       $38,766             No Fxd Exp
G265560                  E.600,000                  1.02      $587,659             No Fxd Exp
G265977                  L.500,000                  0.64      $778,715             6/11/2003
G266468                 $1,000,000                  1.00    $1,000,000             8/12/2002
G266531                 $3,360,000                  1.00    $3,360,000             8/9/2002
G266528                 CHF250,000                  1.50      $167,133             Open Ended
G266763                 $3,520,000                  1.00    $3,520,000             8/12/2002


RBS - BONDING LINE
G265142             E.9,992,442.00                  1.02    $9,786,917              10/31/2002
G265147             E.5,538,378.00                  1.02    $5,424,464              10/31/2002
G265151             E.3,029,742.00                  1.02    $2,967,426              10/31/2002
G266709              $6,000,000.00                  1.00    $6,000,000               8/12/2002



                     -----------------                     -----------
                           N/A                             $43,263,700
                     =================                     ===========